UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2019

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Mandatory Convertible Preferred Stock Offering and the concurrent Common Stock Offering by Energizer Holdings, Inc. (the “Company”) (each described under Item 8.01 below), on January 17, 2019, the Company filed a Certificate of Designations (“Certificate of Designations”) with the Secretary of State of the State of Missouri to establish the preferences, limitations and relative rights of its 7.50% Series A Mandatory Convertible Preferred Stock, liquidation preference $100.00 per share, par value $0.01 per share (“Mandatory Convertible Preferred Stock”). The Certificate of Designations became effective upon filing.

The shares of Mandatory Convertible Preferred Stock will initially be convertible into an aggregate of up to 4,076,063 shares of the Company’s common stock, par value $.01 per share (“Common Stock”) (or up to 4,687,472 shares of Common Stock, if the underwriters in Mandatory Convertible Preferred Stock Offering exercise their over-allotment option in full), in each case subject to anti-dilution, make-whole and other adjustments, as set forth in the Certificate of Designations.

Unless converted or redeemed earlier in accordance with the terms of the Certificate of Designations, each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be January 15, 2022, into between 1.7892 and 2.1739 shares of Common Stock, subject to certain anti-dilution and other adjustments. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to January 15, 2022.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the board of directors of the Company, or an authorized committee thereof, at an annual rate of 7.50% of the liquidation preference of $100.00 per share of Mandatory Convertible Preferred Stock, and may be paid in cash or, subject to certain limitations, in shares of Common Stock, or in any combination of cash and shares of Common Stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2019 and ending on, and including, January 15, 2022.

Shares of Common Stock will rank junior to Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of the Company’s liquidation, dissolution or winding up of its affairs. Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distributions will be declared or paid on shares of Common Stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no Common Stock or any other class or series stock ranking junior or on parity with the Mandatory Convertible Preferred Stock shall be, directly or indirectly, purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

In addition, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to shareholders after satisfaction of liabilities to creditors and holders of shares of capital stock ranking senior to the Mandatory Convertible Preferred Stock as to distribution rights upon the Company’s liquidation, winding-up or dissolution, and before any payment or distribution is made to holders of any class or series of capital stock ranking junior to the Mandatory Convertible Preferred Stock as to distribution rights upon the Company’s liquidation, winding-up or dissolution, including, without limitation, Common Stock.

If, on or prior to the earlier of (i) the close of business on July 31, 2019, the consummation of the acquisition of the global auto care business of Spectrum Brands Holdings, Inc. (“Spectrum”) by the Company, pursuant to the Acquisition Agreement, dated as of November 15, 2018, by and between the Company and Spectrum, has not occurred on or prior to such time on such date, and (ii) the date the such Acquisition Agreement is terminated or the Company’s board of directors, in its good faith judgment, determines that such acquisition will not be consummated on or prior to July 31, 2019, the Company has the option to redeem the shares of the Mandatory Convertible Preferred Stock, in whole but not in part, subject to certain terms and conditions.

The holders of the Mandatory Convertible Preferred Stock will not have voting rights except as described below and as specifically required by Missouri law from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the authorized number of directors on the Company’s board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of record of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of record of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at the next annual or at a special meeting of shareholders of the Company, to vote for the election of a total of two additional members of the board of directors (“preferred stock directors”); provided that the election of any such directors will not cause the Company to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which its securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the board of directors shall, at no time, include more than two preferred stock directors.

In the event of a nonpayment, the holders of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, to the extent permitted by the Company’s bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this Form 8-K, “voting preferred stock” means any class or series of the Company’s capital stock, in addition to and established after the initial issuance of the Mandatory Convertible Preferred Stock, ranking on parity with the Mandatory Convertible Preferred Stock as to dividends and distribution rights upon the Company’s liquidation, winding up or dissolution and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full (a “nonpayment remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by the Company, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on the Company’s board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, except in the event that such vacancy is created as a result of such preferred stock director being removed or if no preferred stock director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such preferred stock directors will not cause the Company to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before the Company’s board of directors for a vote.

The Mandatory Convertible Preferred Stock will have certain other voting rights with respect to certain amendments to the Company’s amended and restated articles of incorporation or the Certificate of Designations or certain other transactions as described in the Certificate of Designations.

The foregoing description of the terms of the Mandatory Convertible Preferred Stock, including such restrictions, is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the Certificate of Designations set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

Offering of Common Stock

On January 15, 2019, the Company entered into an underwriting agreement (“Common Stock Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule 1 thereto (“Common Stock Underwriters”), pursuant to which the Company agreed to issue and sell to the Common Stock Underwriters an aggregate of 4,076,086 shares of Common Stock, in a registered public offering (“Common Stock Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration File No. 333-229244) (“Shelf Registration Statement”). Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters an option to purchase an additional 611,412 shares of Common Stock. On January 17, 2019, the Common Stock Underwriters exercised in full the Common Stock Option. For a description of the terms and conditions of the Common Stock Underwriting Agreement, please refer to the Common Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Offering of 7.50% Series A Mandatory Convertible Preferred Stock

On January 15, 2019, the Company entered into an underwriting agreement (“Preferred Stock Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule 1 thereto (“Preferred Stock Underwriters”), pursuant to which the Company agreed to issue and sell to the Preferred Stock Underwriters an aggregate of 1,875,000 shares of Mandatory Convertible Preferred Stock, in a registered public offering pursuant to the Shelf Registration Statement (“Mandatory Convertible Preferred Stock Offering”). Pursuant to the Preferred Stock Underwriting Agreement, the Company granted the Preferred Stock Underwriters an option to purchase an additional 281,250 shares of Mandatory Convertible Preferred Stock to cover over-allotments (the “Preferred Stock Option” and, together with the Common Stock Options, the “Underwriter Stock Options”). On January 17, 2019, the Preferred Stock Underwriters exercised in full the Preferred Stock Option. For a description of the terms and conditions of the Preferred Stock Underwriting Agreement, please refer to the Preferred Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.2 hereto, and is incorporated herein by reference.

On January 18, 2019, the Company closed the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering, including the shares issuable pursuant to the Underwriter Stock Options.

Capped Call Transactions

On January 15, 2019, in connection with the offering of the Mandatory Convertible Preferred Stock, the Company entered into certain capped call transactions with certain option counterparties. The capped call transactions are expected generally to reduce potential dilution to the Company’s Common Stock upon any conversion of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. On January 17, 2019, we entered into additional capped call transactions with the option counterparties.

Senior Note Offering

On January 17, 2019, Energizer Holdings, Inc. issued a press release, attached hereto as Exhibit 99.1, announcing the pricing of its previously announced offering of senior notes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)                Exhibits.

The Common Stock Underwriting Agreement and Preferred Stock Underwriting Agreement are included as exhibits only to provide information to investors regarding its terms. Each of the Common Stock Underwriting Agreement and Preferred Stock Underwriting Agreement contains representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and, as such, neither the Common Stock Underwriting Agreement nor the Preferred Stock Underwriting Agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other persons, any state of affairs or other matters.

1.1	Underwriting Agreement relating to the Common Stock, dated January 15, 2019, among Energizer Holdings, Inc. and J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule 1 thereto, as representatives of the several underwriters

1.2	Underwriting Agreement relating to the Mandatory Convertible Preferred Stock, dated January 15, 2019, among Energizer Holdings, Inc. and J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Schedule 1 thereto, as representatives of the several underwriters

3.1	Certificate of Designations of the 7.50% Series A Mandatory Convertible Preferred Stock of Energizer Holdings, Inc., filed with the Secretary of State of the State of Missouri and effective January 17, 2019).

4.1	Form of Certificate for the 7.50% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

5.1	Opinion of Bryan Cave Leighton Paisner LLP regarding the legality of the shares of Common Stock.

5.2	Opinion of Bryan Cave Leighton Paisner LLP regarding the legality of the shares of Mandatory Convertible Preferred Stock.

23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.2 hereto).

99.1	Press release relating to senior note offering dated January 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: January 18, 2019